UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive Office)	(Zip Code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2013, Huntington Bancshares Incorporated (“Huntington”) and Camco Financial Corporation, a Delaware corporation (“Camco”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Camco will merge with and into Huntington, with Huntington as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement has been unanimously approved by the board of directors of each of Huntington and Camco. Subject to the approval of Camco’s common stockholders of the Merger, regulatory approvals and the satisfaction of customary closing conditions, the parties anticipate completing the Merger in the first half of 2014.

In connection with the Merger, each Camco stockholder will have the right to elect to receive, for each Camco share owned by such stockholder, without interest, either (i) 0.7264 shares of Huntington common stock, or (ii) $6.00 in cash, subject to the payment of cash in lieu of fractional shares and customary adjustment, election and allocation procedures, if necessary, to assure that 20% of the outstanding shares of common stock of Camco are exchanged for cash and 80% of the outstanding shares of common stock of Camco are exchanged for shares of common stock of Huntington. In addition, the Merger Agreement provides Huntington with the right, under certain circumstances, to increase the cash portion of the aggregate consideration paid to Camco stockholders if Camco stockholders have elected to receive more than 20% of the Merger consideration in cash. If a Camco stockholder does not make a valid election, such stockholder will receive cash, stock or a combination of the two in accordance with the terms of the Merger Agreement. If the Merger is completed, Camco stock options will convert into stock options to purchase Huntington common stock, adjusted to reflect the 0.7264 exchange ratio. If the Merger is completed, Camco warrant holders will be entitled to receive Huntington common stock upon exercise of their warrants, subject to adjustment pursuant to the terms of the warrant agreement underlying the warrants and the Merger Agreement.

The Merger Agreement contains customary representations, warranties, and covenants of Huntington and Camco. Among other things, subject to certain terms and conditions, the Merger Agreement provides that the board of directors of Camco will recommend the approval and adoption of the Merger Agreement, and will bring the matter before its stockholders for their consideration. Camco has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both Huntington and Camco, and further provides that upon termination of the Merger Agreement under certain circumstances relating to alternative business combination proposals, Camco will be obligated to pay Huntington a termination fee of $3.25 million.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of stockholders of Camco, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the consummation of the Merger, and (iv) effectiveness of the registration statement to be filed by Huntington with respect to the stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party, compliance of the other party with its covenants and receipt of customary opinions of counsel relating to the tax treatment of the Merger.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Huntington, Camco or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to that agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Huntington, Camco or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Huntington or Camco.

Additional Information for Stockholders

In connection with the proposed Merger transaction, Huntington will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Camco, and a Prospectus of Huntington, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Huntington and Camco, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Huntington at www.Huntington.com under the tab “Investor Relations” and then under the heading “Publications and Filings”, from Huntington Investor Relations at 800-576-5007, and from Camco by accessing Camco’s website at https://www.advantagebankonline.com under the tab “Investor Relations” and then under the heading “SEC Filings”, or from Camco Investor Relations at 740-435-2020.

Huntington and Camco and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Camco in connection with the proposed Merger. Information about the directors and executive officers of Huntington is set forth in the proxy statement for Huntington’s 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 7, 2013. Information about the directors and executive officers of Camco is set forth in the proxy statement for Camco’s 2013 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 19, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This document contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: (1) worsening of credit quality performance due to a number of factors such as the underlying value of collateral that could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in general economic, political or industry conditions; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success, impact, and timing of our business strategies, including market acceptance of any new products or services implementing our “Fair Play” banking philosophy; (6) changes in accounting policies and principles and the accuracy of our assumptions and estimates used to prepare our financial statements; (7) extended disruption of vital infrastructure; (8) the final outcome of significant litigation; (9) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, and CFPB; and (10) the outcome of judicial and regulatory decisions regarding practices in the residential mortgage industry, including among other things the processes followed for foreclosing residential mortgages. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2012 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2013, by and between Camco Financial Corporation and Huntington Bancshares Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: October 11, 2013	By:	/s/ David S. Anderson
	Name:	David S. Anderson
	Title:	Executive Vice President, Interim CFO and Controller

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 9, 2013, by and between Camco Financial Corporation and Huntington Bancshares Incorporated.